Exhibit 99.1

Ed White CFO May 13, 2008 Investor Day 65

Strategic Focus Marketing Glass Innovation and Technology Operational Excellence Strategic & Profitable Growth Promote its value added benefits Communicate its earth-friendly attributes Focus on product innovation that adds value for customers Develop technology that provides a sustainable advantage Continuous productivity improvement Pricing strategy to improve margins Disciplined use of cash Optimize shareholder return Expand presence in growing markets Enter growing markets where we do not have a presence May 13, 2008 Investor Day 66

Financial Highlights • Improved profit margins • Higher cash flow • Disciplined approach to capital allocation • Stronger balance sheet Focused on value creation for shareholders May 13, 2008 Investor Day 67

Today, a Focused Glass Company Total Sales (a) $Billions 5.6 6.1 6.1 7.1 7.4 7.5 1.8 2.0 .8 .9 .8 2.3 2.6 3.8 4.6 4.9 5.6 1.5 1.5 1.5 1.6 1.7 1.9 2002 2003 2004 2005 2006 2007 US Glass Int’l Glass Plastics (a) Continuing operations as reported each year May 13, 2008 Investor Day 68

Today, a Leader in Every Region Glass Segment Sales $3.8B 947 479 561 1,832 2002 $7.5B 3,299 971 934 2,271 2007 2007 45% 30% 13% 12% 2002 27% 13% 46% 14% North America Asia Pacific South America Europe May 13, 2008 Investor Day 69

Today, a Different Profit Profile Glass Segment Operating Profit (a) $0.6B 119 92 118 271 2002 $1.1B 433 255 154 265 2007 2007 39% 24% 23% 14% 2002 20% 15% 19% 46% 15.7% % of Sales 14.8% North America Asia Pacific South America Europe (a) Excludes retained corporate costs and other May 13, 2008 Investor Day 70

Six Year Glass History • Segment operating profit margin high point in 2002 • Growth led by acquisition - Consumers Glass, Canada, in late 2001 - BSN Glasspack, Europe, in mid 2004 Turnaround in 2007 ends four year margin decline May 13, 2008 Investor Day 71

Reportable Segment Totals – Glass Only Volume Growth in Tonnes 5.9% (0.3%) 20.0% 14.2% 0.6 2.0% 2002 2003 2004 2005 2006 2007 Sales $ Millions 3,819 4,117 5,288 6,197 6,559 7,475 2002 2003 2004 2005 2006 2007 Segment Operating Profit $ Millions 600 618 742 776 735 1,107 2002 2003 2004 2005 2006 2007 Segment Operating Profit Margin (a) 15.7% 15.0% 14.1% 12.5% 11.2% 14.8% 2002 2003 2004 2005 2006 2007 (a) Segment operating profit divided by sales May 13, 2008 Investor Day 72

Step One – Margin Improvement Goal 6 Year High (a) 2007 Basis Point Europe 15.5% 13.1% (240) North America 14.8% 11.7% (310) South America 26.3% 26.3% 0 Asia Pacific 20.3% 16.5% (380) Return to high point operating profit margins (a) Highest Segment Operating Profit as a % of sales between 2002 and 2007 May 13, 2008 Investor Day 73

Step Two – Margin Improvement Goal Add operational excellence benefits: - Productivity improvements since 2002 - European integration synergies - Low cost country sourcing - Lean Six Sigma Segment Operating Profit Margin 15.7% 15.0% 14.1% 12.5% 11.2% 14.8% 2002 2003 2004 2005 2006 2007 To further exceed historic high point segment operating profit margins May 13, 2008 Investor Day 74

2007 Turning Point – Sales/Earnings/Margins $ Millions Sales 2007 2006 $ % of sales basis point 2007 2006 Europe                                                $ 3,299 $ 2,847 $ 452 North America 2,271 2,110 161 South America 971 797 174 Asia Pacific 934 805 129 Segment Sales 7,475 6,559 916 Other sales 92 92 Total Sales (a) $ 7,567 $6,651 $ 916 Operating Profit Europe $ 433 $ 250 $ 183 13.1% 8.8% 430 North America 265 187 78 11.7% 8.9% 280 South America 255 195 60 26.3% 24.5% 180 Asia Pacific 154 103 51 16.5% 12.8% 370 Segment Operating Profit 1,107 735 372 14.8% 11.2% 360 Retained corporate costs and other (79) (77) Total Operating Profit (a) $ 1,028 $ 658 $ 370 13.6% 9.9% 370 (a) Results of continuing operations May 13, 2008 Investor Day 75

Free Cash Flow May 13, 2008 Investor Day 76

2007 Turning Point – Free Cash Flow (a) $ Millions Net earnings (loss) Discontinued operations 2007 2006 $ 1,341 (1,041) $ (28) 24 Earnings from continuing operating activities 299 (4) 303 Non-cash charges (credits): Depreciation and amortization 461 456 Restructuring and asset impairment 100 30 All other non-cash charges 168 140 Asbestos-related payments (347) (163) Change in components of working capital 36 (257) Change in non-current assets and liabilities (93) (91) Cash provided by continuing operations 625 111 CapEx (293) (285) Receivables securitization program - 127 Free Cash Flow (FCF) $ 332 $ (17) $ 379 (a) Management defines Free Cash Flow as cash provided by continuing operating activities less capital spending for continuing operating activities plus collections on receivables arising from the consolidation of the receivables securitization program May 13, 2008 Investor Day 77

2007 FCF Exceeds Previous 12 Years (a) $ Millions (30)(70) (26) 73 (87) (116) 6 107 (78) 108 92 (47) 332 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 (a) Continuing operations as reported each yearMay 13, 2008 Investor Day 78

Improved Credit Metrics • 2007 credit rating upgrades • Greater financial flexibility EBITDA (a) $ Millions 1,516 1,290 1,324 Total debt to EBITDA EBITDA to Interest (a) EBITDA equals Bank Credit Agreement EBITDA which is calculated in accordance with the definition presented in the Third Amended and Restated Senior Secured Credit Agreement dated October 7, 2004; it is calculated based on continuing operations for each year as reported May 13, 2008 Investor Day 79 2005 2006 2007 2005 2006 2007 2005 2006 2007 4.0x 4.2x 2.5x 2.5x 3.7x 4.3x

Financial Flexibility with Stronger Balance Sheet $ Millions (except share price) Dec 31, % of 2002 Tot Cap Mar 31, % of 2008 Tot Cap Secured Debt Total Secured Credit Agreement Total Senior Secured Notes Total Secured Debt Total Senior Debt Other Debt Total Debt Minority Interest Equity Preferred Equity Market Cap (a) Total Equity Total Capitalization Number of Shares (MM) Share Price 1,825 23% 904 7% 1,625 20% - 0% 3,450 43% 904 7% 196 5,346 142 453 2,148 2,601 8,089 147.4 $14.58 21% 2% 66% 2% 6% 27% 33% 100% 2,428 696 4,028 248 - 9,409 9,409 13,684 166.7 $56.43 18% 5% 29% 2% 0% 69% 69% 100% (a) Market cap = number of shares outstanding multiplied by the share price as of December 31, 2002, and March 31, 2008, respectively. Book value of equity at 12/31/02 = $1,671 and Book value of equity at 3/31/08 = $2,499. May 13, 2008 Investor Day 80

Focus on Working Capital Discipline Management Working Capital as % of Last Twelve Months Sales (a) 29.0% 27.0% 25.0% 23.0% 21.0% 19.0% 17.0% 4Q 1Q 2Q 3Q 4Q 2005 Avg 23.9% 2006 Avg 21.3% 2007 Avg 20.2%   (a) Management working capital trade accounts receivable, plus inventory and repair parts, less accounts payable. Amounts have been restated to include the off-balance sheet European accounts receivable securitization program; working capital and sales for the discontinued plastics operations have been excluded. May 13, 2008 Investor Day 81

Focus on CapEx Discipline CapEx and D&A (a) $ Millions Segment CapEx as a % of Depreciation and Amortization (D&A) 2005 2006 2007 EU 53% 52% 61% NA 159% 52% 61% SA 71% 105% 94% AP 61% 59% 51% Total 79% 60% 64% 373 459 285 450 293 452 2005 2006 2007 Going forward: CapEx range 80-85% of D&A to maintain/upgrade existing Mfg footprint (a) Capital spending and D&A from continuing operations only. Excludes assets capitalized under financing arrangements; $25.3 million in 2006 and $27.0 million in 2007. May 13, 2008 Investor Day 82

Use of Cash Alternatives May 13, 2008 Investor Day 83

Free Cash Flow Deployment • Expect to generate significant free cash flow in 2008 • Expect to generate additional free cash flow beyond 2008 The obvious question is... How do we best deploy free cash flow? May 13, 2008 Investor Day 84

Possible Uses of Free Cash Flow Near Term • Deleveraging – Strengthen balance sheet and improve liquidity –  Enhanced flexibility • Organic growth – Support existing markets and modernizing footprint • Acquisitions – Global consolidation in markets not served by O-1 • Dividends and Share Repurchase Long Term May 13, 2008 Investor Day 85

Cash Use Alternative #1: Debt Reduction $ Millions 1000 900 800 700 600 500 400 300 200 100 0 08 09 10 11 12 13 14 15 16 17 18 As of Dec. 31, 2007 $billions Secured Notes $ 0.0 Unsecured Notes 2.4 Bank Debt 0.8 Securitization 0.4 Others 0.1 Total $ 3.7 Senior Notes Other Domestic & Intl Bank Debt Securitization • $250 million 2008 Senior Notes 7.35% due May 15 • Continue opportunistic refinancing May 13, 2008 Investor Day 86

Global Packaging Industry Global Packaging Industry 2007E Total Market = $410 Billion Flexible Plastics 15% Glass 8% Other 5% Metal 19% Paper & Board 30% Rigid Plastics 23% Global Glass Packaging Segment 2007E Total Market = $34 Billion O-I 22% Other 57% Saint-Gobain 15% Ardagh 6% Sources: Glass Packaging GIA Report Pira, Company Reports, O-I Estimates May 13, 2008 Investor Day 87

Geographic Growth Opportunities North America Total Glass: 70B Units* 2007 O-I: 16B Units Opportunity Volume: 23B Units** CAGR 1998-2007: 3.1%** Europe Total Glass: 164B Units* 2007 O-I: 23B Units Opportunity Volume: 306 Units** CAGR 1998-2007 5.0%** South America Total Glass: 46B Units* 2007 O-I: 7B Units Opportunity Volume: 7B Units** CAGR 1998-2007: 5.5%** M. East & Africa Total Glass: 15B Units* Opportunity Volume: 15B Units** CAGR 1998-2007: 5.5%** Asia Pacific Total Glass: 146B Units* 2007 O-I: 6B Units Opportunity Volume: 106B Units** CAGR 1996-2007: 4.2%** * 2007 glass packaging transanctions ** Select countries where O-I has limited or no presence Source: Euromonitor May 13, 2006 Investor Day 88

Cash use Alternative #2: Organic Growth • Selective capacity expansion in attractive and growing markets - The Lurin, Peru, model • Productivity enhancements to grow margins - Modernizing - Streamlining - Expanding the output May 13, 2008 Invastor Day 89

Cash Use Alternative #3: Acquisitions • Acquisition criteria: - Attractive markets – with growth and margin opportunities - Enhances regional segment position - With or without minority partner - Local financing - EPS accretive Improves Total Enterprise Value (TEV) May 13, 2008 Invastor Day 90

Possible Use #4: Dividends and Share Repurchase Return Capital to Shareholders Act opportunistically on share price / valuation - Use capital efficiently - Maintain attractive Balance Sheet We will continue to evaluate long-term opportunities to return capital to shareholders May 13, 2008 Investor Day 91

Cash Deployment Hierarchy Higher Return Lower Lower Priority Higher Debt Reduction Share Repurchase and Dividends Acquisition Organic Growth May 13, 2008 Investor Day 92

Maintain balance... Between near term and longer term Between the use of cash alternatives... and always focused on value creation for shareholders. May 13, 2008 Investor Day 93

Appendix Non-GAAP to GAAP Reconciliations May 13, 2008 Investor Day 94

Reconciliation of Segment Operating Profit to Earnings from Continuing Operations

$ Millions

	Years ended December 31 (a)					
Segment Operating Profit:	2007	2006	2005	2004	2003	2002
Total Glass Containers	1,107.0	734.8	776.4	742.4	617.5	600.2
Plastics Packaging (a)				115.0	98.7	136.0
Retained corporate costs and other (b)	(78.8)	(76.6)	(77.5)	(85.0)	(50.6)	25.7
Consolidated totals	1,028.2	658.2	698.9	772.4	665.6	761.9
Reconciliation to earnings (loss) from continuing operations before income taxes and minority share owners' interest in earnings of subsidiaries:						
Items excluded from Segment Operating Profit:						
Charge for asbestos-related costs	(115.0)	(120.0)	(135.0)	(152.6)	(450.0)	(475.0)
European and North American restructuring and asset impairment	(55.3)					
Curtailment of postretirement benefits		15.9				
Sale of the Corsico, Italy facility			28.1			
Sale of certain real property				20.6		
Restructuring the Italian Specialty Glass business				31.0		
Mark to market effects of natural gas hedge contracts		(8.7)	3.8	4.9		
CEO transition and other costs		(20.8)				
Closing the Godfrey, Illinois machine parts manufacturing operation		(29.7)				
Write down goodwill in the Asia Pacific glass unit			(494.0)			
Restructuring a life insurance program				(6.4)		
Write down an equity investment	(45.0)				(50.0)	
Write down Plastics Packaging assets in the Asia Pacific Region					(43.0)	
Sale of long-term notes receivable					(37.4)	
Sale of certain closure assets					(41.3)	
Shut down three glass container manufacturing facilities					(72.5)	
Interest income	42.3	19.2	16.5	15.3	20.4	22.8
Interest expense	(348.6)	(349.0)	(325.4)	(474.9)	(429.8)	(372.2)
Total	$ 506.6	$ 165.1	$ (207.1)	$ 210.3	$ (438.0)	$ (62.5)

(a) Years prior to 2005 have not been restated to reflect the July 2007 sale of the Company's remaining plastics business as a discontinued operation because it was not practicable to do so. The segment operating profit amounts and the amounts for earnings (loss) before income taxes for 2002-2004 above are those presented in the Company's 2004 Annual Report.

(b) Amounts in 2002-2004 for certain items have been reclassified between the North American segment and Retained Corporate costs in order to conform with the Company's redefinition of its reportable segments in 2007. These amounts relate principally to the non-cash credits for U.S. pension plans and activities such as licensing, equipment manufacturing, and global engineering.

May 13, 2006 Investor Day 99

Net Earnings to Credit Agreement EBITDA Reconciliation

$ Millions	Years ended December 31 2007	2006	2005
Net earnings (loss)	$ 1,340.6	$ (27.5)	$ (558.6)
Add (deduct):			
Cumulative effect of accounting change			
Net loss (earnings) of discontinued operations (July 2007 sale)	(1,041.3)	23.7	(1.3)
Net loss (earnings) of discontinued operations (October 2004 sale)			(63.0)
Minority share owners' interests in earnings of subsidiaries	59.5	43.6	35.9
Provision for income taxes	147.8	125.3	379.9
Interest income	(42.3)	(19.2)	(16.5)
Interest expense	348.6	349.0	325.2
Depreciation	423.4	427.7	436.1
Amortization of intangibles	28.9	22.3	22.5
EBITDA	1,265.2	944.9	560.2
Add (deduct) excluded charges (credits):			
Interest income	42.3	19.2	16.5
Charge for asbestos-related costs (net of tax in 2002-2005)	115.0	120.0	86.0
European and North American restructuring and asset impairment	55.3		
Curtailment of postretirement benefits		(15.9)	
Sale of the Corsico, Italy facility			(28.1)
Sale of certain real property			
Restructuring the Italian Specialty Glass business			
Mark to market effects of natural gas hedge contracts		8.7	(3.8)
CEO transition and other costs		20.8	
Closing the Godfrey, Illinois machine parts manufacturing operation		29.7	
Write down goodwill in the Asia Pacific glass unit			494.0
Restructuring a life insurance program			
Write down an equity investment	45.0		
Write down Plastics Packaging assets in the Asia Pacific Region			
Sale of long-term notes receivable			
Sale of certain closure assets			
Shut down three glass container manufacturing facilities			
Add (deduct) discontinued operations amounts:			
Earnings (loss)		(23.7)	1.3
Provison for income taxes		1.2	36.2
Interest expense		139.2	141.5
Amortization of intangibles		5.0	5.3
Depreciation		41.3	44.1
Charge for goodwill impairment			
Add preacquisition EBITDA of BSN			
Less cash portion of excluded items in excess of secured credit agreement limits	(7.0)		(28.9)
Credit Agreement EBITDA	$ 1,515.8	$ 1,290.4	$ 1,324.3

May 13, 2008 Investor Day 100